Exhibit 23.1

         Consent of Independent Public Accountants

                  As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (File No. 33-27291, File No. 33-77874, File No. 33-78984, File No. 33-82720,
         File No. 333-00261, File No. 333-67623 and File No. 333-44334).



         /s/ Arthur Andersen LLP
         -----------------------
         Arthur Andersen LLP



         San Jose, California
         March 29, 2001